UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2011

ViewCast.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29020	75-2528700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Parkway, Suite 300 Plano, Texas 75075-7840

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 488-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amendment to Term Credit Facility

On December 30, 2011, ViewCast.com, Inc., doing business as ViewCast Corporation (the “Company”) and the Ardinger Family Partnership, Ltd. amended the Second Amended and Restated Loan and Security Agreement dated as of December 11, 2006 (as modified, amended, renewed, extended, and restated from time to time, the “Loan Agreement”) by and among the Ardinger Family Partnership, Ltd., ViewCast.com, Inc., Osprey Technologies, Inc. and Videoware, Inc. ViewCast.com, Inc., Osprey Technologies, Inc. and Videoware, Inc. are referred to collectively in the Loan Agreement as the “Borrower.” The general partner of the Ardinger Family Partnership, Ltd. is H.T. Ardinger, Jr., a principal stockholder of the Company.

The amendment defers the payment of the accrued interest on the unpaid Primary Principal Amount from October 1, 2011through March 31, 2011 until beginning April 30, 2012 payment of such accrued interest will be paid in three approximately equal monthly payments. Specifically, Section 3(c) is hereby amended by modifying subsection (ii) and adding new subsections (iii) and (iv), as follows:

“(ii) Interest on the unpaid Primary Principal Amount shall accrue daily and be paid monthly in arrears, on the last Business Day of each month, except as indicated in subsection (iii). (iii) Beginning on and as of October 1, 2011 and continuing through March 31, 2012, Interest on the unpaid Primary Principal Amount shall accrue daily but shall be paid per subsection (iv). (iv) Beginning on and as of April 30, 2012 and continuing through June 30, 2012, Borrower shall make three approximately equal monthly payments on the last Business Day of each month that in total will equal the Interest accrued and due under subsection (iii).”

The amendment also defers payment of the accrued interest on the unpaid Secondary Principal Amount from October 1, 2011through March 31, 2011 until beginning April 30, 2012 payment of such accrued interest will be paid in three approximately equal monthly payments. Specifically, Section 3(d) is hereby amended by modifying subsection (ii) and adding new subsections (iv) and (v), as follows:

“(ii) Interest on the unpaid Secondary Principal Amount shall accrue daily and be paid monthly in arrears, on the last Business Day of each month, except as indicated in subsection (iv).”

“(iv) Beginning on and as of October 1, 2011 and continuing through March 31, 2012, Interest on the unpaid Secondary Principal Amount shall accrue daily but shall be paid per subsection (v). (v) Beginning on and as of April 30, 2012 and continuing through June 30, 2012, Borrower shall make three approximately equal monthly payments on the last Business Day of each month that in total will equal the Interest accrued and due under subsection (iv)”

The amendment also defers the initial date on which monthly principal payments must be made by the Company under the Loan Agreement from December 31, 2010 to July 31, 2012. Specifically, Section 3(e) is hereby amended to read as follows:

“(e) Payment of Outstanding Obligation. (i) Beginning the earlier of (1) the date Borrower commences principal payments on any new line of credit established after the date of this Amendment, (2) the Borrower completes a placement of equity securities of a one million dollars or greater, or (3) on and as of July 31, 2012, Borrower shall make monthly principal payments in an amount equal to not less than $21,422.34. Such monthly payments shall be applied to the Primary Principal Amount until the Primary Principal Amount is paid in full, and such monthly payments shall thereafter be applied to the Secondary Principal Amount. (ii) Borrower shall repay all remaining outstanding Unpaid Principal and all accrued and unpaid interest thereon on the Maturity Date.”

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 “Entry into a Material Definitive Agreement –Amendment to Revolving and Term Credit Facility” above.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.56.	Fifth Amendment to Second Amended and Restated Loan and Security Agreement.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.

Date: January 5, 2011	By:	/s/ Laurie L. Latham
Laurie L. Latham, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.56.	Fifth Amendment to Second Amended and Restated Loan and Security Agreement.